[Graphic Omitted]     Dragon Pharmaceutical Inc. Announces
                   2002 Fourth Quarter and Full Year Results



Vancouver,  BC- April 24, 2003.  Dragon  Pharmaceutical  Inc. (TSX: DDD; OTC BB:
DRUG) today announced results for the three-month and twelve-month periods ending December 31, 2002.


2002 Highlights
---------------

o Generated revenues of $7.36 million, representing significant growth from $3.07 million in 2001.
o    Enhancement of gross margin in 2002 to 86.7% from 81% in 2001.
o Reported a first ever operating profit of $118,968 in 2002 compared to an operating loss of $4.02 million in 2001 for the Company's principal Erythropoietin Alfa ("EPO") business.
o Net loss in 2002 was $5.25 million or $0.26 per share, compared to $3.98 million or $0.21 per share in 2001, reflecting the increase in research and development efforts in pipeline products, particularly Insulin and G-CSF and Company's decision to write down the repayment of the Hepatitis B Vaccine project to a nominal value of $100 from $3.29 million.
o Announced continued realignment and strengthening of the Management team and organization with the appointment of Dr. Alexander Wick as the new President and subsequent to year-end, Mr. James Harris III as the Vice President of Sales and Marketing.
o    Obtained a Toronto Stock Exchange ("TSX") listing under the symbol `DDD'
o Added three new Licensees to fourteen Licensees internationally covering 136 countries worldwide.
o Submitted an application for marketing approval of EPO in surgical patients and new dosage of 6000IU for the new indication to the Chinese State Drug Administration ("SDA")
o Delivered a landmark order for supplying bulk EPO to a major pharmaceutical company for research purposes.

Financial Review
----------------

Fourth Quarter of 2002
----------------------
During the quarter, the Company posted revenues of $1.19 million, a 16% increase from the same period in 2001. We continued to record improvement in gross margin for the quarter in 2002, which was at 87.1%, up from 83.6% recorded for the same period in 2001. Net loss from the quarter was $4.11 million, or $0.20 per share, compared to the net loss of $1.17 million, or $0.07 per share in the fourth quarter in 2001. (See Write off of Hepatitis B Vaccine Project below)



Full Year of 2002
-----------------
Revenues in 2002 were $7.36 million, representing a very significant increase from the $3.07 million revenues of 2001. Sales in China and outside of China were $3,002,898 and $4,359,350, respectively for 2002 compared to $2,630,182 and $443,703, respectively for 2001. The sales outside of China during 2002 primarily increased due to a breakthrough order worth $3.7 million to a major pharmaceutical company for new drug research and development.

Gross Margin for full year 2002 was 86.7% presenting 570 basis points improvement from 2001, which is mainly due to the efficiency gained from the continued upgrade and improvement invested in the existing cGMP (current Good Manufacturing Practices) production facility in Nanjing, China.

The Company recorded an operating profit of $118,968 in 2002 compared to the operating loss of $4.02 million in 2001 for the Company's principal business in EPO, reflecting the significant $3.7 million order to the major pharmaceutical company. Net loss of 2002 was $5.25 million or $0.26 per share compared to $3.98 million or $0.21 per share in 2001. The main reasons for the large loss recorded were the Company's research and development expenses in Insulin and G-CSF and the decision to write-down $3.29 million owed by Dr. Liu, the Chairman of the Company, for the repayment of the Hepatitis B Vaccine project. Pursuant to an agreement dated June 5, 2001, Dr. Liu exercised his right to repurchase the Hepatitis B Vaccine project for the original purchase price of $4.0 million. Dr. Liu paid $0.5 million, with the balance of $3.5 million (which was written down to the book value of $3.29 million), due in September 2003. Although Dr. Liu has reaffirmed his intention to pay the amount owing plus accrued interest, when due, the Company chose to conservatively write down the amount owing due to the significant amount involved and the lack of security.

"I am delighted to announce the remarkable growth of revenue, continued enhancement of gross profit margin and more importantly, the first ever operating profit recorded for our EPO business. Based on the solid foundation we built up over the last four years, we continued to demonstrate strong execution of business opportunities that enhances the growth in revenue and improvement of margin and profitability throughout 2002." said, Dr. Wick, President of Dragon Pharmaceutical Inc. "In 2003, we will continue to capture existing and future opportunities to achieve our stated goal of turning profitable for the year."

Operational Review
------------------

Following the appointment of Dr. Alexander Wick as the President of Dragon in October, 2002, we announced the appointment of Mr. James Harris III, a 22-year veteran in the biotech and pharmaceuticals industry, as the Vice President of Sales and Marketing in early 2003. "We will continue to strengthen the management team and organization and are determined to realign the Company resources to meet our corporate objectives in 2003." said, Dr. Wick.

As previously announced, during the second quarter of 2002, Dragon received approval and began trading on the Toronto Stock Exchange, under the symbol "DDD". Listing on a senior stock exchange not only raises our corporate profile in the investment community but also support our efforts to increase the institutional following of our Company.

Sales and Marketing Review
--------------------------

In 2002, Dragon's EPO was approved and marketed for use in the treatment of anemia related to chronic renal failure in China, India, Egypt and Peru. Subsequent to the year end, we received approval and began our first shipment of order to Brazil. We also added three international Licensees during 2002, which brings the total number of Licensees to fourteen, covering 136 countries worldwide.

During the year, we have submitted an application to the Chinese State Drug Administration for the use of EPO in surgical patients as well as approval for a new dosage of 6000IU, which will be used for this new indication. Furthermore, clinical trials are on-going for cancer radio and chemotherapy patients in China. These data will be submitted to the SDA for approval in 2003 together with the new 10000 IU dosage. "In addition to obtaining additional international market approvals in several key markets in 2003, we anticipate to receive a new drug license in China for the new indication as well as the new dosage shortly." said Dr. Wick.

Year 2002 marked a remarkable breakthrough for Dragon when the Company successfully entered the bulk EPO market for drug research and development purposes other than in the field of anemia with a $3.7 million order from a well established pharmaceutical company. During 2003, Dragon will continue to actively pursue the market opportunities in the highly prospective bulk EPO and EPO derivatives market.

"2003 is going to be an important milestone year in Dragon's corporate history. Based on the new business strategies as well as the continued competitive advantages that we enjoy in China, we are confident that the Company will achieve profitability this year." said Dr. Wick. "In addition to profitable EPO sales, one of the other long term potentials for Dragon relies with the successful outcome of our research partners' ability to develop new applications for our EPO and to demonstrate the therapeutic validity of these new indications."

About Dragon Pharmaceutical
Dragon Pharmaceutical Inc. is an international biopharmaceutical corporation engaged in the discovery, development and commercialization of genetically engineered human proteins for therapeutic use. Based on its proprietary protein expression technology, Dragon believes that it has become one of the world's most competitive producers of Erythropoietin (EPO) a breakthrough drug that has revolutionized the treatment of anemia. Dragon is also applying its platform technology to the development of other generic and novel protein drugs.


For greater detail, please refer to the Company's 10-K, which has been filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission. The full financial statements will also be available on Dragon's website at www.dragonbiotech.com. The Company's financial statements comply with U.S. GAAP (Generally Accepted Accounting Principles) and all dollar amounts are expressed in U.S. currency.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release are forward-looking statements. These statements are based on management's beliefs and assumptions, and on information currently available to management. Such forward-looking statements include, but are not limited to, the continued growth in sales of EPO and the development of new EPO uses, Dragon's ability to pursue sales in non-patented countries and Dragon's ability to achieve rapid and low cost product approval in China that Dragon will receive a new drug license in China, and Dragon's research partners' ability to develop new applications for EPO. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceuticals" in the Company's annual report on Form 10-K, SEC File No.: 0- 27937, all of which are incorporated herein by reference. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.


                             SUMMARIZED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                         For the Year Ended December 31

                                                             2002                2001
                                                             ----                ----
                                                             US$                 US$
Sales                                                        7,362,248           3,073,885
Cost of sales                                                  978,637             583,878
--------------------------------------------------- ------------------- -------------------
Gross Profit                                                 6,383,611           2,490,007

Selling, general and
   administrative expenses                                 (5,015,029)         (5,328,110)
Depreciation of fixed assets and
   amortization of license and permit                        (736,361)           (597,042)
Net write off of land-use right and fixed
   Assets                                                      (6,731)             (1,012)
New market and EPO development
   expenses                                                  (200,109)           (316,290)
Provision for doubtful accounts                              (216,709)            (57,300)
Loan interest expense                                         (70,944)           (154,644)
Stock-based compensation                                      (18,760)            (51,975)
--------------------------------------------------- ------------------- -------------------

Operating income (loss)                                        118,968         (4,016,366)
Development of insulin, G-CSF
   and rhTPO                                               (2,100,000)                   -
Write-down of amount owing from related
   party - Hepatitis B Vaccine Project                     (3,289,900)           (210,000)
Interest income                                                146,986             250,458
--------------------------------------------------- ------------------- -------------------

Loss before income taxes and
   minority interest                                       (5,123,946)         (3,975,908)
Income taxes                                                   127,000                   -
--------------------------------------------------- ------------------- -------------------

Loss before minority interest                              (5,250,946)         (3,975,908)
Minority interest                                                    -             240,603
--------------------------------------------------- ------------------- -------------------

Net (loss) for the year                                    (5,250,946)         (3,735,305)
(Loss) per share - basic and diluted                            (0.26)              (0.21)

Weighted average number of
  common shares outstanding
  Basic and diluted                                         20,331,750          17,810,411
--------------------------------------------------- ------------------- -------------------





                             SUMMARIZED CONSOLIDATED
                                 BALANCE SHEETS
                                As at December 31

                                                              2002               2001
                                                              ----               ----
ASSETS                                                        US$                US$
Current Assets
  Cash and short term securities                             4,935,766           9,446,084
  Accounts receivable                                          949,045           1,309,686
  Inventories                                                1,208,277           1,095,860
  Prepaid and deposits                                         154,551             140,340
----------------------------------------------------- ----------------- -------------------
Total current assets                                         7,247,639          11,991,970
Fixed assets                                                 2,420,613           2,534,609
Due from related party -
   Hepatitis B vaccine project                                     100           3,790,000
Refundable investment deposits - related party                       -             372,000
Patent rights - related party                                  500,000                   -
License and permit                                           3,475,740           3,316,458
----------------------------------------------------- ----------------- -------------------
Total assets                                                13,644,092          22,005,037
===================================================== ================= ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities
Current
  Bank loans                                                   483,162           2,887,345
  Accounts payable and accrued Liabilities                   1,525,404           1,318,938
  Management fees payable - Related parties                          -             234,000
----------------------------------------------------- ----------------- -------------------
Total current liabilities                                    2,008,566           4,440,283
----------------------------------------------------- ----------------- -------------------
Minority interests                                                   -             688,539
----------------------------------------------------- ----------------- -------------------

Stockholders' Equity
Share capital
 Authorized:  50,000,000 common
  shares at par value of $0.001 each
  Issued and outstanding: 20,334,000                            20,334              20,331
  common shares (December 31,
  2001 - 20,331,000 common shares)
Additional paid in capital                                  26,644,998          26,624,741
Accumulated other comprehensive (loss)                        (35,011)            (25,008)
Accumulated deficit                                       (14,994,795)         (9,743,849)
----------------------------------------------------- ----------------- -------------------
Total stockholders' equity                                  11,635,526          16,876,215
----------------------------------------------------- ----------------- -------------------
Total liabilities and stockholders' equity                  13,644,092          22,005,037
===================================================== ================= ===================

